SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 29, 2007

HKN, INC.

(Exact Name of registrant as specified in its charter)

Delaware	1-10262	95-2841597
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

180 State Street, Suite 200
Southlake, Texas
(Address of Principal Executive Offices)		76092
		(Zip Code)

Registrant’s telephone number, including area code:  (817) 424-2424

Former Name or Former Address, if Changed Since Last Report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

On August 29, 2007, HKN, Inc. (formerly known as Harken Energy Corporation) (“HKN”) announced that it had increased its investment in Spitfire Energy, Ltd. (Canada TSX-V:  SEL) (“SPITFIRE”) by acquiring 8,000,000 common shares of SPITFIRE through a private placement for investment purposes at $0.50 CDN per share.  As a result of this purchase, HKN currently owns 10,906,500 shares of SPITFIRE.  In conjunction with this private placement, SPITFIRE agreed to extend the expiration date of warrants held by the HKN, for the purchase of 1,300,000 shares of SPITFIRE at $1.15 CDN per share, to August 1, 2010.

In conjunction with this private placement and increased ownership position in SPITFIRE, Mikel Faulkner, HKN President and CEO, and Anna Williams, HKN Vice President of Finance and CFO, have agreed to join Spitfire’s board of directors.

Additional information is contained in HKN’s press release, issued August 29, 2007, filed as Exhibit 99.1 to this Current Report.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c)           Exhibits

Exhibit Number	Description

99.1	Press Release issued by HKN, Inc. August 29, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HKN, INC.
(Registrant)

Date: August 29, 2007	By:	/s/ ELMER A. JOHNSTON
Elmer A. Johnston
Vice President, Secretary and General Counsel

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EXHIBIT INDEX
Exhibit No.	Description

99.1	Press Release issued by HKN, Inc. August 29, 2007

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